EX-99.1

                               [GRAPHIC OMITTED]
                                                       MONSANTO COMPANY
                                                       800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167



RELEASE - Immediately

CONTACT - Lori Fisher (314-694-8535)



MONSANTO CHIEF EXECUTIVE OFFICER ANNOUNCES CHANGES TO ORGANIZATIONAL STRUCTURE AND MANAGEMENT TEAM

     ST. LOUIS (June 18, 2003) - Hugh Grant, president and chief executive officer of Monsanto Company (NYSE: MON), today announced changes to the company's organizational structure and the related management team. Grant said the new structure is designed to create focus and accountability around his three near-term objectives: (1) Providing sustainable, efficient cash generation from Monsanto's chemistry businesses; (2) Optimizing income growth of the seeds and traits businesses; and (3) Renewing the focus on biotechnology acceptance.

     "As we continue the process of transforming Monsanto from a business based on chemistry to an agricultural global leader focused largely on seeds and traits, it's imperative that our business structure reflects the realities of how our business is changing," Grant said. Grant reiterated that he expects the gross profit generated from the company's seeds and traits business to surpass that generated by its Roundup herbicide franchise for the first time in 2003.

     In order to optimize the cost structure as the company's business models are redefined, Grant said the commercial accountability for the company's business will be focused under two geographic leaders.

     Effective immediately, Brett D. Begemann and Carl M. Casale will lead all of Monsanto's commercial operations in their respective geographies. As International Commercial Lead, Begemann will be responsible for redesigning the company's business models in specific countries to optimize the cash-generating capabilities of the chemistry business and the growth potential of seeds and traits.

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Casale will lead Monsanto's North and Central  American  businesses with a focus on executing the post-patent strategy for Roundup herbicide in the United States, and driving growth in the seeds, traits and animal agriculture businesses. Both Begemann and Casale have been elected by Monsanto's board of directors as executive vice presidents of the company.

     "I believe this management team and structure will help us advance the market and technology leadership edge we have built, while positioning us to take even greater advantage of the opportunities that will unfold as we continue our transformation, " Grant said.

     The board also elected Gerald A. Steiner and Mark J. Leidy as executive vice presidents of Monsanto. In the new post of Commercial Acceptance Lead, Steiner will redefine the company's biotechnology acceptance goals and strategy to improve Monsanto's global market acceptance for biotechnology and support the product pipeline. Leidy will continue to lead the global manufacturing organization, with a focus on producing quality products while leveraging the company's manufacturing cost position.

     Cheryl P. Morley was elected by the board as a senior vice president of the company. She will work with Grant to develop the company's longer-term strategy in her new role.

     In addition, Terrell K. Crews, executive vice president and chief financial officer, will take on additional operational duties. Grant said the roles of other members of Monsanto's executive management team will remain unchanged, including: Robert T. Fraley, Ph.D., executive vice president and chief technology officer; Charles W. Burson, executive vice president, secretary and general counsel; and John M. Murabito, senior vice president, human resources.

     "I have confidence that this management team will act with urgency to organize their respective teams and complete the transformation of Monsanto," Grant said. "The team fully understands our objectives, including the near-term objective of delivering on our 2003 earnings commitments."


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     Monsanto   Company   (NYSE:   MON)  is  a  leading   global   provider   of
technology-based   solutions  and   agricultural   products  that  improve  farm
productivity and food quality.


Note to editors: Roundup is a registered trademark of Monsanto and its wholly owned subsidiaries.

Certain statements contained in this release, such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward- looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to continue to manage its costs; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; the company's ability to fund its short-term financing needs; general economic and business conditions; political and economic conditions due to threat of future terrorist activity and related military action; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

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